           FOR IMMEDIATE RELEASE

MERRIMAN HOLDINGS TO FOCUS ON EQUITIES EXECUTION BUSINESS
AND OTCQX ADVISORY SERVICES

SAN FRANCISCO – October 6, 2011 – Merriman Holdings, Inc. (NASDAQ: MERR) announced today that it plans to focus on cash equity and options execution; OTCQX advisory, research, and market making centered on its rapidly growing advisory client base, together with investment banking services and M&A.

“This transition will simplify our platform and lower our costs significantly.  Our equities execution business was up sequentially last quarter and comprised approximately 75% of our commission business in that period, and our OTCQX advisory practice represents a stream of recurring revenues that is beginning to ramp rapidly.  These businesses, coupled with our advisory and capital raising services for small-cap companies, will enable us to grow even in the current difficult market environment,” said Jon Merriman, Co-Chairman of Merriman Holdings.

Merriman continued, “Our focus on fast-growing, entrepreneurial companies positions us as the market leader in a sector that continues to be badly underserved.  We believe that this niche is comprised of well over 10,000 companies, in addition to those overseas that are candidates for OTCQX.  Our goal, and our expectation, is to deliver meaningful profitability on a sustainable basis starting now.”

The Company believes that it will be solidly profitable in 2012 based on cost reductions, as well as the existing, engaged banking pipeline and the current run rate of execution revenues and OTCQX advisory fees.

About Merriman Capital, Inc.

Merriman Capital, Inc. is an investment banking firm providing equity and options execution services; OTCQX research, advisory services, and market making; and capital raise and M&A services.  Merriman Capital, Inc. is a wholly owned subsidiary of Merriman Holdings, Inc. (NASDAQ: MERR) and is the premier investment banking firm for OTCQX companies.  For more information, please go to http://www.merrimanco.com/.

Merriman Capital, Inc. is a registered broker-dealer and member of The Financial Industry Regulatory Authority (FINRA) http://www.finra.org and the Securities Investor Protection Corporation (SIPC)
http://www.sipc.org/contact.cfm.

About OTCQX

The OTCQX marketplace is the premier tier of the U.S. OTC market.  Investor-focused companies use the quality-controlled OTCQX platform to offer investors transparent trading, superior information, and easy access through their regulated U.S. broker-dealers.  The innovative OTCQX platform offers companies and their shareholders a level of marketplace services formerly available only on a U.S. stock exchange.  For more information and to view a full list of OTCQX companies, visit www.otcqx.com.  Merriman Capital, Inc. is the leading investment bank Designated Advisor for Disclosure (“DAD”) and Principal American Liaison (“PAL”) on OTCQX.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of the Company. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K/A filed on April 28, 2011 and our Form 10-Q filed on August 15, 2011. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K/A filed on April 28, 2011and 10-Q filed on August 15, 2011, together with this press release and the financial information contained herein, are available on our website, www.merrimanco.com. Please click on "Investor Relations."

# # #

At the Company:

Jack Thrift
Chief Financial Officer
Merriman Capital, Inc.
(415) 248-5640